Exhibit 10.6

Execution Version

GUARANTY SUPPLEMENT

SUPPLEMENT, dated as of July 12, 2021 (this “Supplement”), to the Guaranty, dated as of August 1, 2019, among ENSEMBLE INTERMEDIATE, LLC, a Delaware corporation and the direct parent of the Borrower (as defined below) (“Holdings”), the other Guarantors set forth on Schedule I thereto and GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent for the Secured Parties.

A. Reference is made to the Credit Agreement, dated as of August 1, 2019 (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, EHL Merger Sub, LLC, a Delaware limited liability company (the “Initial Borrower”)(which on the Closing Date shall be merged with and into ENSEMBLE RCM, LLC, a Delaware limited liability company as the surviving entity of such merger, the “Borrower”), GOLDMAN SACHS BANK USA, as Administrative Agent, as Collateral Agent, as Lender and as an Issuing Bank and each Lender, Issuing Bank and other party from time to time party thereto.

B. Capitalized terms used herein, including in the preliminary statements above, and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guaranty, as applicable.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans to the Borrower and the Issuing Banks to issue Letters of Credit. Section 4.11 of the Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement, or as directed by the Borrower in its sole discretion, to become a Guarantor under the Guaranty.

Accordingly, the parties hereto agree as follows:

Section 1. In accordance with Section 4.11 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary as if originally named therein as a Guarantor. The Guaranty is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when it shall have been executed by the New Subsidiary, the Administrative Agent and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent, the Collateral Agent, the other Secured Parties and their respective permitted successors and assigns, subject to Section 4.04 of the Guaranty. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Supplement.

Section 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect, subject to the termination of the Guaranty pursuant to Section 4.10 thereof.

Section 5.

(a) THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) The other terms of Section 4.08 of the Guaranty with respect to submission to jurisdiction, venue, waiver of jury trial and consent to service of process are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6. If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

Section 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement as provided in Section 4.03(a) of the Guaranty.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

ODEZA LLC

By:	/s/ Judson Ivy
Name: Judson Ivy
Title: Chief Executive Officer

[Signature Page to Guaranty Supplement]

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent

By:	/s/ Luke Qiu
Name: Luke Qiu
Title: Authorized Signatory

[Signature Page to Guaranty Supplement]